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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





American Business Financial Services, Inc.
Bala Cynwyd, PA



         We hereby consent to the use in this Registration Statement on Form S-8 of our report dated September 11, 1998, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries.



                                            /s/ BDO Seidman, LLP
                                            -----------------------------------
                                            BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
September 28, 1998